                                                                    EXHIBIT 10.2

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease") is dated this 6th day of August, 2002, between CROW FAMILY HOLDINGS INDUSTRIAL TEXAS LIMITED PARTNERSHIP ("Landlord") and the Tenant named below (ALL CAPITALIZED TERMS IDENTIFIED BELOW SHALL HAVE THE MEANING GIVEN TO THEM HEREIN).

TENANT:                        Interphase Corporation

TENANT'S REPRESENTATIVE:       Steve Kovac

ADDRESS AND PHONE NO:          13800 Senlac
                               Dallas, Texas 75234-8823
                               214-654-5220

PREMISES:                      That portion of the Building, containing
                               approximately 24,270 rentable square feet, as determined by Landlord, as shown on EXHIBIT A, situated on a portion of that certain real property legally described in EXHIBIT A-1 attached hereto (the "Property").

PROJECT: The Building and that portion of the Property directly benefiting the Building known as Luna Place.

BUILDING:                      2105 Luna Road #320, Carrollton, Texas 75006

TENANT'S PROPORTIONATE
SHARE OF PROJECT:              26.9%

TENANT'S PROPORTIONATE
SHARE OF BUILDING:             69.6%

LEASE TERM:                    Beginning on the Commencement Date and ending on
                               the last day of the thirty-ninth (39th) full calendar month thereafter, AS SUCH TERM MAY BE
                               EXTENDED AND RENEWED IN ACCORDANCE WITH EXHIBIT
                               D.

COMMENCEMENT DATE:             October 1, 2002

BASE RENT:                     MONTHS          ANNUAL RATE PER SQ. FT.         MONTHLY BASE RENT
                               ------          -----------------------         -----------------
                               1-3                     $0.00                           $0.00
                               4-39                    $6.00                          $12,135

INITIAL ESTIMATED MONTHLY      1. Utilities:           To be paid separately in
OPERATING EXPENSE PAYMENTS:                            accordance with Paragraph
(estimates only and subject                            7 herein.
to adjustment to actual        2. Common Area Charges  $ 1,181.14
costs and expenses according   3. Taxes:               $ 2,892.18
to the provisions of this      4. Insurance:           $    91.01
Lease)                         5. Others               $      N/A

INITIAL ESTIMATED MONTHLY
  OPERATING EXPENSE PAYMENTS:                          $ 4,164.33

INITIAL MONTHLY BASE RENT AND
  OPERATING EXPENSE PAYMENTS:                          $16,299.33

SECURITY DEPOSIT:              $16,299.33

BROKER:                        Bob Steinweg, RLS Enterprises, Inc.

ADDENDA: Rules and Regulations; Addendum; Exhibit A (Premises); Exhibit A-1 (Legal Description of Real Property); Exhibit B (UCC-1 Financing Statement); Exhibit C (Tenant Finish Work); Exhibit D (Hazardous Material); Exhibit E (Tenant Equipment)

                  1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

                  2. ACCEPTANCE OF PREMISES. Except as may otherwise be expressly provided in EXHIBIT C attached hereto, Tenant shall accept the Premises on the Commencement Date in its "AS-IS" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN EXHIBIT C ATTACHED HERETO, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN EXHIBIT C ATTACHED HERETO, AND (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant IN ACCORDANCE WITH EXHIBIT C INCLUDING ANY LATENT DEFECTS.

                  3. USE. (a) Subject to Tenant's compliance with all zoning ordinances and Legal Requirements (as hereinafter defined), the Premises shall be used only for the purpose of MANUFACTURING, receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent.

                  (b) Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal

Requirements related to Tenant's specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

                  (c) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project (THE "COMMON AREAS"), subject to THE Rules and Regulations (as HEREAFTER DEFINED IN PARAGRAPH 31).

                  4. BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than TEN (10) days, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of such late payment by Tenant. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

                  5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that Will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. Subject to the requirements of, and conditions imposed by, laws applicable to security deposits under commercial leases, Landlord shall within the time required by applicable law (BUT IN NO EVENT LATER THAN THIRTY (30) DAYS AFTER THE FINAL WALK-THROUGH AND COMPLETION OF THE FINAL WALK-THROUGH PUNCH-LIST ITEMS OR AN EARLIER, MUTUALLY AGREEABLE, TERMINATION OF THIS LEASE), return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. If Landlord transfers its interest in the Premises Landlord may assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee's responsibility for the Security Deposit as provided by law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

                  6. OPERATING EXPENSE PAYMENTS. (a) During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (as defined ON THE FIRST PAGE OF THIS LEASE) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated.

                  (b) The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Common Area utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (except that Landlord is responsible for replacement of the roof as provided in Paragraph 10, Tenant being responsible only for Tenant's Proportionate Share of the cost of roof repairs), roof membrane, alleys, and driveways; mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; environmental insurance or environmental management fees; the cost of any insurance deductibles for insurance required to be maintained by Landlord hereunder; property management fees payable to a property manager (NOT TO EXCEED 6% OF GROSS REVENUES), including any affiliate of Landlord, or if there is no property manager, an administration fee of ten percent (10%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse/industrial or service center facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (i) Taxes (hereinafter defined) for each calendar year during the Lease term, and (ii) the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease Term.

                (c) Notwithstanding ANYTHING TO THE CONTRARY CONTAINED IN the foregoing PARAGRAPH, Operating Expenses do not include (i) costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease; (ii) debt service under ANY LOAN OR mortgages or ground rent under ground leases; (iii) costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; (iv) leasing commissions or the costs of renovating space for tenants; (v) any costs or legal fees incurred in connection with any particular tenant; (vi) CAPITAL EXPENDITURES OTHER THAN THOSE ADDITIONS OR ALTERATIONS SPECIFICALLY DESCRIBED IN PARAGRAPH 6(b) ABOVE; (vii) ANY COSTS OR FEES IN CONNECTION WITH ANY WORK IDENTIFIED IN EXHIBIT C AND/OR IN CONNECTION WITH RESPECT TO THE HVAC WARRANTY ON EXHIBIT D; (viii) TAXES ON INCOME AND FRANCHISE TAXES; (ix) LANDLORD'S OVERHEAD COSTS, INCLUDING SALARIES, EQUIPMENT, SUPPLIES, ACCOUNTING AND LEGAL FEES, RENT AND OTHER OCCUPANCY COSTS, OR ANY OTHER COSTS ASSOCIATED WITH THE OPERATION AND INTERNAL ORGANIZATION AND FUNCTION OF LANDLORD AS A BUSINESS ENTITY; (x) WAGES AND SALARIES (INCLUDING EMPLOYEE BENEFITS) OF THE BUILDING MANAGER, WHICH SHALL BE INCLUDED IN THE BUILDING MANAGEMENT FEE, OF EXECUTIVE OR OTHER PERSONNEL ABOVE THE GRADE OF BUILDING MANAGER, OR OF EMPLOYEES WHO DO NOT DEVOTE THE MAJORITY OF THEIR TIME TO THE BUILDING; (xi) FEES OR OTHER COSTS FOR PROFESSIONAL SERVICES PROVIDED BY LAWYERS, SPACE PLANNERS, ARCHITECTS, ENGINEERS, AND OTHER SIMILAR PROFESSIONAL CONSULTANTS, REAL ESTATE COMMISSIONS AND MARKETING AND ADVERTISING EXPENSES;
(xii) COSTS OF DEFENDING OR PROSECUTING LITIGATION WITH ANY PARTY, INCLUDING TENANTS, MORTGAGES, OR OTHERS, UNLESS A FAVORABLE JUDGMENT WOULD REDUCE OR AVOID AN INCREASE IN OPERATING EXPENSES, OR UNLESS THE LITIGATION IS TO ENFORCE COMPLIANCE WITH THE BUILDING RULES OR OTHER STANDARDS OR REQUIREMENTS FOR THE GENERAL BENEFIT OF THE TENANTS IN THE BUILDING; (xiii) COSTS INCURRED AS THE RESULT OF LANDLORD'S VIOLATION OF ANY LEASE, CONTRACT, LAW OR ORDINANCE, INCLUDING FINES AND PENALTIES; (xiv) LATE CHARGES, INTEREST OR PENALTIES OF ANY KIND FOR LATE OR OTHER IMPROPER PAYMENT OF ANY PUBLIC OR

PRIVATE OBLIGATION, INCLUDING AD VALOREM TAXES; (xv) COSTS OF REMOVING HAZARDOUS WASTES OR ASBESTOS OR OF CORRECTING ANY OTHER CONDITIONS IN ORDER TO COMPLY WITH ANY ENVIRONMENTAL LAW OR ORDINANCE, UNLESS CAUSED BY TENANT'S OCCUPANCY; (xvi) COSTS FOR WHICH LANDLORD IS ENTITLED TO REIMBURSEMENT FROM ANY SOURCE, INCLUDING COSTS COVERED BY PROCEEDS OF INSURANCE, CONDEMNATION AWARDS, OR COURT JUDGMENTS, AMOUNTS SPECIFICALLY BILLED TO OR PAYABLE BY INDIVIDUAL TENANTS, COSTS COVERED BY ANY MANUFACTURER'S, CONTRACTOR'S, OR OTHER WARRANTY, OR ANY OTHER COST FOR WHICH LANDLORD IS ENTITLED TO REIMBURSEMENT; (xvii) COSTS, INCLUDING AD VALOREM TAXES AND INSURANCE PREMIUMS FOR IMPROVEMENTS, OTHER MATERIALS, WORK, OR SERVICES FURNISHED FOR ANY TENANT OTHER THAN TENANT TO A MATERIALLY GREATER EXTENT OR IN A MATERIALLY MORE FAVORABLE MANNER THAN FURNISHED TO TENANTS GENERALLY, OR THAT ARE FURNISHED ON AN EXCLUSIVE BASIS TO ANY ONE TENANT OR GROUP OF TENANTS; (xviii) COSTS RELATED TO ANY BUILDING OR LAND NOT INCLUDED IN THE PROJECTS INCLUDING ANY ALLOCATION OF COSTS INCURRED ON A SHARED BASIS, SUCH AS CENTRALIZED ACCOUNTING COSTS, UNLESS THE ALLOCATION IS MADE ON A REASONABLE AND CONSISTENT BASIS THAT FAIRLY REFLECTS THE SHARE OF SUCH COSTS ACTUALLY ATTRIBUTABLE TO THE BUILDING, AND UNLESS SUCH SHARING OF COSTS ACTUALLY REDUCES OPERATING EXPENSES; AND (xix) THE PART OF ANY COST OR OTHER SUM PAID TO ANY AFFILIATE OF LANDLORD OR TO ANY OTHER PARTY THAT MAY EXCEED THE FAIR MARKET PRICE OR COSTS GENERALLY PAYABLE FOR COMPARABLE GOODS OR SERVICES IN THE AREA OF THE PROJECT. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest over the lesser of the useful life of the improvement or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.

                  (d) If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments, OR, IF NO SUCH PAYMENTS ARE DUE (AS A RESULT OF THE EXPIRATION OR TERMINATION OF THIS LEASE), THEN LANDLORD SHALL REIMBURSE THE FULL AMOUNT OF THE OVERPAYMENT TO TENANT WITHIN 180 DAYS AFTER THE END OF THE CALENDAR YEAR IN WHICH PAYMENT WAS DUE OR THE LEASE EXPIRED OR WAS TERMINATED. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

                  (e) With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project (PROVIDED, HOWEVER, ANY SUCH ADJUSTMENT SHALL NOT HAVE THE EFFECT OF INCREASING THE ACTUAL AMOUNT OF OPERATING EXPENSES PAID BY TENANT; PROVIDED, FARTHER, HOWEVER, THAT SUCH LIMITATION SHALL HAVE NO EFFECT ON LANDLORD'S RIGHT TO INCREASE CONTROLLABLE OPERATING EXPENSES IN ACCORDANCE WITH SECTION 6(f) BELOW); and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building (PROVIDED, HOWEVER, ANY SUCH ADJUSTMENT SHALL NOT HAVE THE EFFECT OF INCREASING THE ACTUAL AMOUNT OF OPERATING EXPENSES PAID BY TENANT; PROVIDED, FURTHER, HOWEVER, THAT SUCH LIMITATION SHALL HAVE NO EFFECT ON LANDLORD'S RIGHT TO INCREASE CONTROLLABLE OPERATING EXPENSES IN ACCORDANCE WITH
SECTION 6(f) BELOW). Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

                  (f) OPERATING EXPENSE CAP. For purposes of calculating additional rent under Section 6(b), the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating such additional rent for each calendar year after 2003 shall be limited to eight percent (8%) per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Expenses that may be included in calculation of such additional rent for each calendar year after 2003 shall equal the product of the 2002 Controllable Operating Expenses and the following percentages for the following calendar years: 108% for 2004; 116.64% for 2005; 125.97% for 2006; etc. "CONTROLLABLE
OPERATING EXPENSES" shall mean all Operating Expenses, which are within the reasonable control of Landlord; thus, excluding Taxes, insurance, utilities, and other costs beyond the reasonable control of Landlord. The limit on the increases in Controllable Operating Expense shall continue during any renewal or extended Term, using the 2003 as the base year to calculate the applicable limit.

                  (g) AUDIT. Tenant or its representative shall have the right to examine such records upon reasonable prior notice specifying such records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept by sending such notice no later than forty-five (45) days following the furnishing of the Statement. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata share of either, by sending notice specifying such exception and the reasons therefore to Landlord no later than thirty (30) days after Landlord makes such records available for examination. Such statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing times. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such Statement, and accordingly agrees that time is of the essence of this Paragraph. If Tenant takes exception to any matter contained in the Statement as provided herein, Tenant shall refer the matter to an independent certified public accountant approved by Landlord, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 2% in which case Landlord shall pay for the certification up to a limit of $3,000. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. IF A DISCREPANCY IS FOUND PER PARAGRAPH 6(g), OPERATING EXPENSES SHALL BE ADJUSTED REFLECTING EITHER THE UNDER- OR OVER-PAYMENT OF OPERATING EXPENSES. LANDLORD'S AND TENANT'S RIGHTS AND OBLIGATIONS UNDER THIS SECTION SHALL SURVIVE THE END OF THE LEASE TERMS OR ANY EARLIER TERMINATION OF THE LEASE PER TERMS AND CONDITIONS STATED IN THIS PARAGRAPH 6(g).

                  7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises, PROVIDED, HOWEVER TENANT SHALL NOT BE RESPONSIBLE FOR ANY PENALTIES ON SURCHARGES UNLESS DIRECTLY ATTRIBUTABLE TO TENANT'S FAILURE TO MAKE TIMELY PAYMENTS TO THE UTILITY PROVIDER. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent, UNLESS SUCH INTERRUPTION OR FAILURE IS WITHIN LANDLORD'S CONTROL AND CONTINUES FOR A PERIOD OF THREE (3) CONSECUTIVE BUSINESS DAYS AFTER NOTICE TO LANDLORD FROM TENANT. IN SUCH EVENT, THE TENANT'S SOLE REMEDY SHALL BE TO ABATE RENT IN THE PROPORTION TO WHICH THE PREMISES ARE RENDERED UNUSABLE BY THE INTERRUPTION OR FAILURE OF UTILITIES.

                  8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that either (a) accrue against the Project during the Lease Term if such Taxes are payable in advance, or (b) are assessed against the Project during the Lease Term if such Taxes are payable in arrears. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in such contest may be included as part of Taxes. SUCH COSTS WILL NOT EXCEED $1,000 IN THE EVENT THE PROTEST IS NOT SUCCESSFUL. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten (10) days after Landlord's request therefor. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement as set forth in Sections 41.413 and 42.015 of the Texas Tax Code.

                  9. INSURANCE. (a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance, flood insurance, and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance THAT Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

                  (b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage: (i) all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant or for Tenant's benefit; (ii) worker's compensation insurance with no less than the minimum limits required by law; (iii) employer's liability insurance with such limits as required by law; and (iv) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000, for a total minimum combined general liability and umbrella limit of $3,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord and Landlord's agents as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, contain a hostile fire endorsement or amended pollution endorsement, and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such certificates, or at Landlord's option, copies of the policies evidencing coverage shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord copies of such policies and certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may UPON WRITTEN NOTICE TO TENANT, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of TEN percent (10%) of the cost.

                  (c) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance.

                  10. LANDLORD'S REPAIRS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance and repair obligations are limited to the replacement of the Building's roof and maintenance of the foundation piers and structural members of the exterior walls, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance, repair and replacement to be paid in accordance with Paragraph 6 hereof.

                  TENANT SHALL HAVE ACCESS TO THE PREMISES TWENTY-FOUR (24) HOURS PER DAY, SEVEN (7) DAYS PER WEEK.

                  PER SECTION 6, LANDLORD SHALL BE RESPONSIBLE FOR (i) MOWING AND IRRIGATION OF LANDSCAPING, AND SWEEPING AND REMOVAL OF LITTER AND DEBRIS FROM THE EXTERIOR COMMON AREAS, AND (ii) ELECTRICAL LIGHTING FOR EXTERIOR AREAS OF THE PROPERTY FOR BUILDINGS OF SIMILAR SIZE AND IN SIMILAR LOCATIONS, AND
(iii) REPLACEMENT OF BUILDING STANDARD LIGHT BULBS AND TUBES IN EXTERIOR AREAS OF THE PROPERTY.

                  11. TENANT'S REPAIRS. (a) Subject to Landlord's obligation in Paragraph 10, Tenant, at its sole expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, dock doors, plumbing, water, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises, and any repairs to the roof, shall be at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's written election, by Landlord (but at Tenant's expense). The scope of services and contractors under such maintenance contracts shall be subject to Landlord's prior written approval.

                  (b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord's responsibility pursuant to Paragraph 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant's repair and maintenance obligations pursuant to this Paragraph 11.

                  (c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within ten (10) days after demand therefor Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

                 12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. (a) Any alterations additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

                  (b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its OUT-OF-POCKET costs in reviewing plans and specifications and in monitoring construction not to exceed THREE percent (3%) of the total cost of such Tenant-Made Alterations. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

                  (c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

                  (d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord's requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal, ORDINARY WEAR AND TEAR EXCEPTED.

                  (e) Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

                  (f) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, TENANT SHALL HAVE THE RIGHT TO INSTALL IN THE PREMISES, AT NO COST TO LANDLORD, THE EQUIPMENT (THE "EQUIPMENT') IDENTIFIED ON EXHIBIT F ATTACHED HERETO. UPON SURRENDER OR VACATION OF THE PREMISES, TENANT SHALL REMOVE ALL EQUIPMENT FROM THE PREMISES.

                  13. SIGNS. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and shall conform in all respects to Landlord's requirements, WHICH APPROVAL SHALL NOT BE UNREASONABLE WITHHELD OR DELAYED. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached ORDINARY WEAR AND TEAR EXCEPTED. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. NOTWITHSTANDING THE FOREGOING, LANDLORD AGREES TO PERMIT TENANT, AT TENANT'S EXPENSE AND SUBJECT TO ALL APPLICABLE LAWS, CODES, RULES AND REGULATIONS, TO ERECT EXTERIOR SIGNAGE IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO LANDLORD. TENANT SHALL SUBMIT ITS SIGNAGE CRITERIA AND PLANS TO LANDLORD FOR LANDLORD'S APPROVAL, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

                  14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project at Landlord's sole discretion. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. TENANT ACKNOWLEDGES THAT THERE IS NO RESERVED PARKING, PROVIDED, HOWEVER, IN NO EVENT SHALL FEWER THAN FIFTY (50) PARKING SPACES BE MADE AVAILABLE FOR TENANT'S USE.

                  15. RESTORATION. (a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within FIFTY (50) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed OR EXCEEDS 210 days from the date OF THE CASUALTY, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice OR AFTER EXPIRATION OF THE 210 DAY TIME PERIOD. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 180 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. NOTWITHSTANDING THE FOREGOING, EITHER PARTY MAY TERMINATE THIS LEASE UPON THIRTY
(30) DAYS WRITTEN NOTICE TO THE OTHER IF THE PREMISES ARE DAMAGED DURING THE LAST YEAR OF THE LEASE TERM AND LANDLORD REASONABLY ESTIMATES THAT IT WILL TAKE MORE THAN THIRTY (30) DAYS TO REPAIR SUCH DAMAGE.

                  (b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of LANDLORD AND Tenant which accrued prior to Lease termination.

                  (c) If such damage or destruction is caused by the act(s) or omission(s) of Tenant, its employees, agents or contractors, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Project the amount of the commercially reasonable deductible under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

                  16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) the Taking would prevent or materially interfere with Tenant's use of the Premises, (b) in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant

                  17. ASSIGNMENT AND SUBLETTING. (a) Without Landlord's prior written consent (NOT TO BE UNREASONABLY WITHHELD OR DELAYED), Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of the ownership interests controlling Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

                  (b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder FIFTY PERCENT (50%) OF such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant.

                  (c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

                  18. INDEMNIFICATION. (a) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

                  (b) LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT, AND TENANT'S AGENTS, EMPLOYEES AND CONTRACTORS, FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENT, DAMAGES, COST AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) RESULTING FROM CLAIMS BY THIRD PARTIES FOR INJURIES TO ANY PERSON AND DAMAGE TO OR LOSS OF PROPERTY OCCURRING IN OR ABOUT THE PROJECT AND ARISING SOLELY FROM THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, CONTRACTORS, OR AGENTS.

                  19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may, UPON PRIOR NOTICE TO TENANT EXCEPT IN THE EVENT OF EMERGENCY, enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. Landlord and Landlord's representatives may, UPON NOTICE TO TENANT, enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers or, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with

Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

                  20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, Landlord REPRESENTS AND WARRANTS TO TENANT THAT IT HAS GOOD AND INDEFEASIBLE FEE SIMPLE TITLE TO THE PROPERTY AND THE FULL RIGHT, POWER, AND AUTHORITY TO ENTER INTO AND PERFORM THIS LEASE. LANDLORD COVENANTS THAT IF AND SO LONG AS TENANT IS ENTITLED TO POSSESSION OF THE PREMISES, TENANT SHALL PEACEABLY AND QUIETLY HAVE, HOLD AND ENJOY THE PREMISES FOR THE LEASE TERM WITHOUT HINDRANCE, CLAIM OR INTERFERENCE BY LANDLORD OR ANY OTHER PERSON, SUBJECT TO THE PROVISIONS OF THIS LEASE, AND LANDLORD SHALL TAKE ALL NECESSARY STEPS TO SECURE AND MAINTAIN SUCH QUIET AND PEACEFUL ENJOYMENT BY TENANT

                  21. SURRENDER. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations, EQUIPMENT and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

                  22. HOLDING OVER. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, a daily Base Rental equal to 150% of the Base Rent in effect on the expiration or termination date, even if Landlord consents to such holdover (which consent shall be effective only if in writing). Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (EXCLUDING consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

                  23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of TEN (10) days from the date OF LANDLORD'S WRITTEN NOTICE OF SUCH FAILURE TO PAY, PROVIDED, HOWEVER, THAT LANDLORD SHALL NOT BE OBLIGATED TO DELIVER WRITTEN NOTICE MORE THAN ONCE IN ANY LEASE YEAR, IN WHICH CASE THE TEN
(10) DAY PERIOD SHALL RUN FROM THE DATE WHEN SUCH PAYMENT WAS DUE.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief");
(C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry;

or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall fail to occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.


                  (v) Tenant shall ASSIGN, SUBLEASE OR OTHERWISE transfer Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after WRITTEN NOTICE FROM LANDLORD.

                  (vii) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord's request for the same.

                  (viii) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of THIRTY (30) days or more after notice from Landlord to Tenant, PROVIDED, HOWEVER, SUCH 30 DAY TIME PERIOD MAY BE EXTENDED FOR AN ADDITIONAL PERIOD NOT TO EXCEED SIXTY (60) DAYS IF TENANT IS DILIGENTLY AND CONTINUOUSLY WORKING TO REMEDIATE ANY SUCH BREACH.

                  (ix) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default.

                  24. LANDLORD'S REMEDIES. (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election (UPON WRITTEN NOTICE TO TENANT): terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  (b) If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering DUE TO EXISTING TENANT SPECIFIC CONFIGURATIONS, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and an amount in cash equal to (A) the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease minus (B) the then present fair rental value of the Premises for such period. Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                  (c) If Landlord terminates Tenant's right of possession (but not this Lease), then without releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Lease Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Base Rent due hereunder. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  (d) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

                  25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlord's interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Additionally, Tenant hereby waives it statutory lien under Section 91.004 of the Texas Property Code.

                  26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  27. SUBORDINATION. (a) This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant's obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default. IN CONNECTION WITH TENANT'S EXECUTION OF ANY SUBORDINATION AGREEMENT, LANDLORD AGREES TO USE REASONABLE EFFORTS TO SECURE A NON-DISTURBANCE AGREEMENT IN FAVOR OF TENANT AT TENANT'S SOLE COST & EXPENSE.

                  (b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust

                  (c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

                  28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days AFTER RECEIPT OF WRITTEN NOTICE FROM LANDLORD; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

                  29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant's obligation to timely deliver an estoppel certificate.

                  30. ENVIRONMENTAL REQUIREMENTS. (a) Except for Hazardous Material IDENTIFIED ON EXHIBIT F AND contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

                  (b) The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 3 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or AT ANY TIME IN THE FUTURE BECOMES regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  (c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its REASONABLE discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

                  (d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                  (e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

                  (f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 30 that is not cured within thirty (30) days following notice of such breach by Landlord (UNLESS TENANT IS DILIGENTLY AND CONTINUOUSLY WORKING TO REMEDIATE SUCH BREACH IN WHICH EVENT, THE 30-DAY LIME PERIOD SET FORTH HEREIN SHALL BE EXTENDED FOR AN ADDITIONAL PERIOD NOT TO EXCEED SIXTY (60) DAYS), require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

                  31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project (THE "RULES AND REGULATIONS"). The current Rules and Regulations are attached hereto. LANDLORD SHALL AT ALL TIMES HAVE THE RIGHT TO CHANGE THE RULES AND REGULATIONS OR TO AMEND THEM IN ANY REASONABLE MANNER AS MAY BE DEEMED ADVISABLE BY LANDLORD FOR THE SAFETY, EFFICIENCY, CARE AND CLEANLINESS OF THE BUILDING AND FOR PRESERVATION OF GOOD ORDER THEREIN, PROVIDED SUCH CHANGES ARE (i) SENT BY LANDLORD TO TENANT IN WRITING, (ii) REASONABLE AND IN CONFORMITY WITH THE COMMON PRACTICE AND USAGE IN SIMILAR BUILDINGS IN THE DFW METROPLEX (iii) NOT INCONSISTENT WITH THE PROVISIONS OF THIS LEASE, AND (iv) APPLIED UNIFORMLY TO ALL TENANTS AND OCCUPANTS OF THE BUILDING. In the event of any conflict between said Rules and Regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any OF THE RULES AND REGULATIONS by other tenants in the Project.

                  32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, OR ANY OF ITS AGENTS, EMPLOYEES, CONTRACTORS, ASSIGNEES OR INVITEES.

                  33. FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

                  34. ENTIRE AGREEMENT. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

                  35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify' and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. LANDLORD REPRESENTS AND WARRANTS THAT IT HAS DEALT WITH NO BROKER, AGENT OR OTHER PERSON IN CONNECTION WITH THIS TRANSACTION EXCEPT TRAMMELL CROW COMPANY AND RLS ENTERPRISES, INC. AND THAT NO BROKER, AGENT OR OTHER PERSON BROUGHT ABOUT THIS TRANSACTION, OTHER THAN THE BROKER, IF ANY, SET FORTH ON THE FIRST PAGE OF THIS LEASE, AND LANDLORD AGREES TO INDEMNIFY AND HOLD TENANT HARMLESS FROM AND AGAINST ANY CLAIMS BY ANY OTHER BROKER, AGENT OR OTHER PERSON CLAIMING A COMMISSION OR OTHER FORM OF COMPENSATION BY VIRTUE OF HAVING DEALT WITH LANDLORD WITH REGARD TO THIS LEASING TRANSACTION.

                  37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

                  (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

                  (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by FACSIMILE TRANSMISSION registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at c/o Crow Holdings Industrial Trust, 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201,
Attention: James C. Hendricks, with a copy to Lewis and Roca LLP, 40 North Central Avenue, Suite 1800, Phoenix, Arizona 85004-4429, Attention: Andy Carper/Tracy Durchslag. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

                  (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

                  (e) IF NO LONGER A PUBLICLY TRADED COMPANY, at Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Tenant's sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (i) to Landlord's lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Project, (iii) otherwise as reasonably necessary for the operation of the Project or administration of Landlord's business or (iv) if disclosure is required by any judicial or administrative order or ruling.

                  (f) UNLESS REQUIRED BY FEDERAL OR STATE LAW neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord, Tenant will execute a memorandum of lease.

                  (g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                  (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                  (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (j) Any amount not paid by Tenant within TEN (10) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or TEN PERCENT (10%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                  (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

                  (1) Time is of the essence as to the performance of Tenant AND LANDLORD'S RESPECTIVE obligations under this Lease.

                  (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the Rules and Regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the Rules and Regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

                  (n) If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

                  38. LANDLORD'S LIEN/SECURITY INTEREST. Tenant hereby grants Landlord a security interest, and this Lease constitutes a security agreement, within the meaning of and pursuant to the Uniform Commercial Code of the state in which the Premises are situated as to all of Tenant's property situate in, or upon, or used in connection with the Premises (except merchandise sold in the ordinary course of business) (collectively, the "Collateral") as security for all of Tenant's obligations hereunder, including without limitation, the obligation to pay rent. Such personalty thus encumbered includes specifically all trade and other fixtures for the purpose of this Paragraph 38 and inventory, equipment, contract rights, accounts receivable and the proceeds thereof. In order to perfect such security interest simultaneously with the execution of this Lease, Tenant shall execute two (2) original financing statements in the form attached hereto as EXHIBIT B and Landlord may file the same at Tenant's expense at the state and county Uniform Commercial Code filing offices. Tenant further agrees to execute such other financing statements as reasonably requested by Landlord to further secure Landlord's interest under this Paragraph 38 as often as Landlord in its discretion shall require; and Tenant hereby irrevocably appoints Landlord its agent for the purpose of executing and filing such financing statements on Tenant's behalf as Landlord shall deem necessary. NOTWITHSTANDING THE FOREGOING, LANDLORD HEREBY SUBORDINATES THE STATUTORY LIEN, AS WELL AS THE SECURITY INTEREST GRANTED TO IT UNDER THIS PARAGRAPH 38, TO ALL LOANS MADE BY A THIRD PARTY IN THE COLLATERAL, AND LANDLORD SHALL, AT TENANT'S EXPENSE, EXECUTE SUCH DOCUMENTATION TO EVIDENCE SUCH SUBORDINATION AS THE OWNER OF ANY THIRD PARTY LENDER UNDER ANY SUCH LOAN MAY REASONABLY REQUEST.

                  39. LANDLORD'S LIABILITY. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, Tenant hereby waives it statutory lien under Section 91.004 of the Texas Property Code.

                  40. RELOCATION. Landlord shall have the right at any time, upon giving Tenant not less than thirty (30) days written notice (the "Relocation Notice"), to provide and furnish Tenant with space elsewhere in the Project of approximately the same size as the Premises (the "Relocation Space") and to relocate Tenant to such space. In the event of any such relocation, (a) Landlord shall pay for Tenant's reasonable actual relocation costs; (b) this Lease and each and all of its terms, covenants and conditions shall remain in full force and effect, except that Base Rent shall be adjusted to reflect the same per square foot rate multiplied by the square footage of the Relocation Space, but in no event shall Tenant's adjusted Base Rent be greater than the Base Rent set forth in this Lease; and (c) such Relocation Space shall thereafter be deemed to be the "Premises" as such term is used in this Lease. At Landlord's request, Tenant shall execute an amendment to this Lease acknowledging the Relocation Space as the Premises and any adjustment in Base Rent, if applicable.


                         [SIGNATURES ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                    TENANT:

                                    INTERPHASE CORPORATION

                                    By: /s/ STEVE KOVAC
                                        ----------------------------------------
                                    Name: STEVE KOVAC
                                          --------------------------------------
                                    Title: C.F.O.
                                           -------------------------------------


                                    LANDLORD:

                                    CROW FAMILY HOLDINGS INDUSTRIAL TEXAS
                                    LIMITED PARTNERSHIP, a Delaware limited
                                    partnership

                                    By: CFH-FTGP, L.L.C., a Delaware limited
                                        liability company, its general partner

                                        By: Crow Family Holdings Industrial
                                            Limited Partnership, a Delaware
                                            limited partnership, its sole member

                                            By: CFH Industrial Trust, Inc., a
                                                Maryland corporation, its sole
                                                general partner

                                            By: /s/ ANDREW S. COMB
                                                --------------------------------
                                            Name: ANDREW S. COMB
                                                  ------------------------------
                                            Title: VICE PRESIDENT
                                                   -----------------------------

                              RULES AND REGULATIONS

                  In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

                  1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

                  2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

                  3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project

                  4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

                  5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

                  6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

                  7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

                  8. Tenant shall maintain the Premises free from rodents, insects and other pests.

                  9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

                  10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person, UNLESS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, OR ANY OF ITS AGENTS, EMPLOYEES, CONTRACTORS, ASSIGNEES OR INVITEES.

                  11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

                  12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

                  13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

                  14. No auction, public or private, will be permitted on the Premises or the Project.

                  15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

                  16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall he operated in the Premises.

                  17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

                  18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

                  19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                  20. Tenant shall not introduce, or release asbestos or PCBs onto or from the Premises.

                  21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

                                    ADDENDUM

                  41. FREE RENT. 1. Upon commencement of the above referenced Lease Agreement, the parties agree that no base rent or additional rent under Paragraph 6 shall be payable for the first three (3) months of the primary term thereof. Notwithstanding anything to the contrary contained in the prior sentence, Tenant shall be obligated from the commencement date of the Lease to pay Tenant's proportionate share of utility charges.

2. Landlord agrees to forebear collection of Base Rent and additional rent under Paragraph 6 of the lease during the period set forth elsewhere in this Agreement ("the Rent Waiver Period") and shall waive all rights to such Rent upon Tenant timely performing all of its covenants and obligations under the Lease during the term thereof. In the event that Tenant defaults on any of its covenants or obligations under the Lease DURING THE FIRST TWELVE (12) MONTHS OF THE LEASE TERM, the Rent owed during the Rent Waiver Period shall become automatically due together with any other due but unpaid monetary obligations of Tenant.

                  42. RENEWAL OPTION. (a) Provided that Tenant is not THEN in default (BEYOND ANY APPLICABLE CURE PERIOD) of any of the terms, covenants and conditions hereof, and this Lease has not been assigned or the premises (or a part thereof) sublet, Tenant shall have the right and option to extend the original Lease TERM for one RENEWAL PERIOD OF 39 MONTHS (THE "RENEWAL PERIOD"). Such extension of the original LEASE TERM shall be on the same terms, covenants, and conditions as provided for in the original LEASE TERM except for this paragraph and except that the rental during the extended term shall be at the fair market rental then in effect on equivalent properties, of equivalent size, in equivalent areas. Tenant shall deliver written notice to Landlord of Tenant's intent to exercise the renewal option granted herein not more than twelve (12) months nor less than six (6) months prior to the expiration of the original Lease TERM (THE "RENEWAL NOTICE"). In the event Tenant fails to deliver such written notice within the time period set forth above, Tenant's right to extend the term hereof shall expire and be of no further force and effect.

         (b) WITHIN THIRTY (30) DAYS OF THE RENEWAL NOTICE, LANDLORD SHALL NOTIFY TENANT OF THE MONTHLY BASE RENT FOR SUCH RENEWAL PERIOD (THE "RENTAL NOTICE"). TENANT MAY ACCEPT THE TERMS SET FORTH IN THE RENTAL NOTICE BY WRITTEN NOTICE (THE "ACCEPTANCE NOTICE") TO LANDLORD GIVEN WITHIN THIRTY (30) DAYS AFTER RECEIPT OF THE RENTAL NOTICE. IF TENANT TIMELY DELIVERS THE ACCEPTANCE NOTICE, THE LEASE TERM SHALL BE DEEMED EXTENDED FOR THE RENEWAL PERIOD.

                  43. HVAC WARRANTY. UPON COMMENCEMENT OF THIS LEASE, notwithstanding Paragraph 11 of the Lease Agreement, Landlord shall warranty the operation of the heating, ventilation, and air conditioning system for the first one hundred eighty (180) days of the Lease term. This warranty shall apply to the all major components, (e.g., compressor, heater coil, etc.) of the system, and shall remain intact only as long as Tenant provides regular maintenance to the system as provided in the Lease. For the purposes of this paragraph, major component work shall constitute an expense in excess of $250.00 per occurrence.

                  44. EARLY ACCESS. Landlord shall allow Tenant early access to the Premises beginning August 1, 2002, FOR THE PURPOSE OF COMPLETING MODIFICATIONS TO THE SPACE AS OUTLINED IN EXHIBIT C, provided that this Lease is fully executed by Landlord and Tenant, Tenant has paid the Security Deposit and Tenant has complied with the provisions of Paragraph 9 of the Lease. Effective upon Tenant's occupancy, Tenant agrees to be bound by and comply with all terms and conditions of the Lease including Tenant's obligation to pay for all utilities furnished to the Premises as provided in Paragraph 7 of the Lease, except that no amount of rent and escrow payments shall be due for the early access period.

                                    EXHIBIT A


                                    PREMISES

                              [EXISTING FLOOR PLAN]

                                   EXHIBIT A-1

                       LEGAL DESCRIPTION OF REAL PROPERTY

BEING 24,270 rentable square feet in a larger facility containing 90,206 total square feet, located at 2105 Luna Road, Carrollton, Dallas County, Texas 75006, and situated on a tract of land more particularly described as follows:

Being a tract of land situated in the Moses G. Shipman Survey, Abstract No. 1385, and the Levi Nobles Survey Abstract No. 1097, Dallas County, Texas, and being a part of Block 6, Cotton Belt, West Industrial Park, an addition to the City of Carrollton, Texas, as recorded by a plat in Volume 80208, Page 154 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a point lying on the intersection of the east line of Luna Road (100 feet wide) and the south line of Cotton Belt West Industrial Park as record on said plat, said south line also being the north line of the W.H. Pulliam Survey, Abstract No. 1171; thence North 00 degrees 11'03" East, with the said east line of Luna Road, 471.06 feet; thence in a Northeasterly direction along a curve to the right of a distance of 46.67 feet, a long chord that bears North 44 degrees 44'58" East, 42.10 feet; thence North 89 degrees 18'52" East, along the south line of Champion Drive (60 feet wide), 393.82 feet to a point in the center line of 30-foot wide drill track right-of-way as described in deed dated August 13, 1980, from the Southwestern Town Lot Corporation to the St. Louis Southwestern Railway Company of Texas, recorded August 21, 1980, in Volume 80165, pages 1201 to 1210 inclusive, Dallas County Deed Records; thence along said center line of said drill tract right-of-way the following four (4) courses:

         1.       South 00 degrees, 41'08" East, 41.48 feet;

         2.       South 07 degrees, 03'08" East, 85.62 feet;

         3. In a Southeasterly direction along a curve to the left a distance of 535.39 feet, said curve having a central angle of 80 degrees, 18'33", a radius of 381.97 feet and a long chord that bears South 47 degrees 12'25" East, 492.63 feet; and

         4. South 87 degrees 21'41" East, 39.61 feet to a point in the west line of McDaniel Drive; thence South 00 degrees 41'08" East 34.76 feet to said south line of Cotton Belt West Industrial Park; thence South 89 degrees 27'19" West, 837.48 feet to the PLACE OF BEGINNING containing 6.027 acres of land more or less (262,6536.836 square feet).

RESERVING from the above described 6.02 acre parcel of land an easement for railroad, transportation, and communication purposes together with the right to grant same to others, over the easterly 153 feet of the southerly 15.0 feet of the above described 6.027 acre parcel of land.

                                    EXHIBIT B

                                    EXHIBIT C

                               TENANT FINISH WORK


Landlord shall provide a Tenant Improvement Allowance of $5.00 per square foot, or $121,350 total, for the construction of improvements to the leased Premises. The Tenant Improvement Allowance shall include all expenses associated with construction including architectural drawings and construction management fees. Said management fees shall not exceed three percent (3%) of total construction costs. Such improvements shall be constructed by a contractor selected by Tenant and managed by Trammell Crow Company in accordance with such plans and specifications as may be prepared by Tenant and approved by Landlord. The agreed Tenant Improvements and allowance for such improvements shall be completed by June 30, 2003. In the event the actual costs and expenses of completing the construction of such improvements to the leased Premises exceed $121,350, Tenant shall pay all such excess costs and expenses to Landlord or, at Landlord's direction, to such contractor, upon demand. If Tenant contracts the construction for the agreed Tenant Improvements directly, with a mutually agreed contractor, Landlord shall reimburse Tenant within thirty (30) days after receipt of paid invoices by Tenant.

                                    EXHIBIT D

                             HAZARDOUS MATERIAL LIST


Solder Dross -- Powdered lead oxide; a byproduct of the melted bar solder. Hazards with this material are from inhalation and absorption through the skin. Handling requirements are a particle respirator and gloves MUST be worn. Storage within the building is sealed 5-gallon metal cans collected for removal. Removal and reclamation is handled by solder products vendor. The maximum number of 5-gallon cans to be stored in the building is ten (10).

Liquid Flux -- Lonco SLS -- 65C (MSDS #P086) A flammable liquid containing IPA. Handling requirements are eye protection. Storage within the building is in 5-gallon plastic drums in Chemical storage cabinet. Delivery of flux to the product is in atomized forming a heated environment, which burn off the IPA content. Material is used in a contained, well-vented area. The maximum number of 5-gallon drums to be stored in the building is two (2).

Isopropyl Alcohol / 425 Thinner -- (MSDS #HCR000126, #199) A flammable liquid. Handling requirements are eye protection. Storage within the building is in 5-gallon metal drums within a chemical storage cabinet. Collection of waste alcohol is in a labeled 55-gallon drum. A hazardous material disposal company handles disposal. The maximum number of 5-gallon drums to be stored in the building is two (2).

Biral T & D Spray Lubricant -- A highly flammable liquid. Handling requirements are product will not be used near open flames. Storage within the building is in small spray cans. The maximum number of 16-ounce spray cans to be stored in the building is two (2).

Kleenox Solder Oxide Reducing Powder -- (MSDS #1472) A corrosive, inorganic, solid; N.O.S. Handling requirements are protective gloves and eye wear. Storage within the building are small plastic jars in a well-ventilated area. Waste powder is disposed of within the solder dross. The maximum number of 12-ounce jars to be stored in the building is twelve (12).

Loctite 7360 Clean-up Solvent -- A flammable, explosive liquid containing Nitromethane and Toluene. Handling requirements are protective gloves, eye wear and no-use near open flames. Storage within the building is within small metal cans. The maximum number of 16-ounce metal cans to be stored in the building is two (2).

                                    EXHIBIT E

                                TENANT EQUIPMENT


Equipment List with Power Requirements

BTU VIP70A Convection Reflow Ovens (2 each)
         208V 72A 3 phase
         27 KVA27 50/60 Hz

Zevatech FS-730/740/X Placement Machines (4 each)
         200V 50/60 Hz
         V 3.0K

Electrovert Ultrapak 445 18/F Wave Solder Machine
         440V 3phase 20A

Air-Vac PCBRM-12 Solder Fountain
         208V

HTI Screen Printers (2 each)
         120V

White Vertical Carousel Series 2400A/B (ICT & Stockroom) (2 each)
         240V 30A

Remstar HPS-251 Vertical Carousel (3 each)
         240V 30A

Champion NRA 20-12 Air Compressor
         460V

Busch R5 Series Vacuum Pump
         230V

Zeks Model 75HSBA100 Air Dryer
         120V

Craft 25 SMT Rework Station
         120V

Air-Vac DRS-22 SMT Rework Station
         120V

Teredyne Z1800 In-Circuit Tester (2 each)
         120V

Horizontal Carousel
         240V

Blue M Bake Oven
         240V

Various workbenches with Personal/Test computers and Solder stations (approximately 40)
         120V



                                       E-2